EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

CB Elevate Aggregator L.P.

Signature:	/s/ Elizabeth Uhl
Name/Title:	Elizabeth Uhl, Chief Compliance Officer & Managing Director
Date:	August 14, 2026

Centerbridge Special Credit Partners III-Flex, L.P.

Signature:	/s/ Elizabeth Uhl
Name/Title:	Elizabeth Uhl, Chief Compliance Officer & Managing Director
Date:	August 14, 2026

Centerbridge Special Credit Partners General Partner III, L.P.

Signature:	/s/ Elizabeth Uhl
Name/Title:	Elizabeth Uhl, Chief Compliance Officer & Managing Director
Date:	August 14, 2026

CSCP III Cayman GP Ltd.

Signature:	/s/ Elizabeth Uhl
Name/Title:	Elizabeth Uhl, Chief Compliance Officer & Managing Director
Date:	August 14, 2026

Jeffrey H. Aronson

Signature:	/s/ Jeffrey H. Aronson
Name/Title:	Jeffrey H. Aronson
Date:	August 14, 2026